September 6, 2005

For Release:      Immediately
Contact: Denise D. VanBuren, (845) 471-8323


          CH Energy Group Subsidiary Invests In Regional Wind Projects

(POUGHKEEPSIE, NY) Central Hudson Enterprises Corporation, a wholly owned subsidiary of CH Energy Group, Inc. (NYSE: CHG), has committed to invest up to $5.5 million in a joint venture with Community Energy, Inc. that will own two wind farm projects in the Mid-Atlantic region with other investors:

         The 24-megawatt Bear Creek wind project is under construction near Wilkes-Barre, Penn., and is projected to be generating electricity by year's end. Both the energy output of its 12 two-megawatt turbines and its renewable energy credits are under long-term contracts.

         The 7.5-megawatt Jersey Atlantic project, being built at the wastewater treatment plant in Atlantic City, N.J., will house five 1.5-megawatt turbines. Approximately half of their output is contracted under a long-term purchased power agreement with the Atlantic County Utilities Authority; the remaining portion will be bid into the competitive energy market. The plant is expected to be in operation by the end of 2005.

         Central Hudson Enterprises' ownership will represent a minority interest in the projects.

         "This investment offered us the opportunity to broaden our involvement in the renewable energy arena, which we believe will continue to grow in coming years," said Steven V. Lant, CH Energy Group's Chairman of the Board, President and C.E.O. "The projects are expected to generate earnings within the next several months, and they will benefit from state and federal incentives to expand renewable electricity production and reduce emissions."

About CH Energy Group

         With more than 440,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 358,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York City north to the Capital District at Albany. Central Hudson Enterprises Corporation includes business units delivering energy and related services to nearly 85,000 customers in eight states and the District of Columbia. Its regional footprint stretches from Connecticut to the Washington, D.C. area, as well as an interest in a Lexington, Neb., ethanol plant.
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Forward-Looking Statements

         Statements included in this news release and the documents incorporated by reference which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.